Moody National REIT II, Inc. 8-K

Exhibit 3.2

MOODY NATIONAL REIT II, INC.

ARTICLES SUPPLEMENTARY

Moody National REIT II, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Sections 5.2.2 and 5.4 of the charter of the Corporation, as supplemented, amended and restated, and as may be further supplemented, amended and restated from time to time (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) adopted resolutions at a duly noticed and called meeting of the Board of Directors to reclassify and designate 250,000,000 shares of the Corporation’s authorized and unissued Class A Common Stock, $0.01 par value per share (the “Class A Common Shares”), as “Class T Common Stock”, 250,000,000 authorized and unissued Class A Common Shares as “Class D Common Stock” and 250,000,000 authorized and unissued Class A Common Shares as “Class I Common Stock” having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows and to provide for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 26 of this Article FIRST shall become part of Article V of the Charter, with such changes in enumeration as are necessary to complete such restatement. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Charter.

Class T Common Stock

(1)          Designation and Number. A class of Shares, designated as “Class T Common Stock” (the “Class T Common Shares”) is hereby established. The number of authorized Class T Common Shares shall be 250,000,000. Except as set forth in Sections 2 through 10 below, the Class T Common Shares shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class A Common Shares and all provisions of the Charter applicable to the Class A Common Shares, including, without limitation, the provisions of Articles V and VI, shall apply to the Class T Common Shares.

(2)          Rank. Class T Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class D Common Shares (as defined below), Class I Common Shares (as defined below), and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class T Common Shares.

(3)          Distributions. Distributions shall be made with respect to the Class T Common Shares at the same time as those made with respect to the Class A Common Shares, Class D Common Shares and Class I Common Shares. The per share amount of any Distribution with respect to the Class T Common Shares shall be determined as described in the most recent Prospectus relating to a Public Offering.

(4)          Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Distribution of the Assets of the Corporation, the holder of each Class T Common Share shall be entitled to be paid, out of the Assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class T Common Shares, calculated by the Advisor as described in the applicable Prospectus, divided by the number of outstanding Class T Common Shares (the “Net Asset Value per share of Class T Common Stock”). If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available Assets of the Corporation, or proceeds thereof, distributable among the Stockholders shall be insufficient to pay in full liquidation payments equal to (i) the Net Asset Value per share of Class T Common Stock to the holder of each Class T Common Share, (ii) the net asset value of the Corporation allocable to the Class A Common Shares, calculated by the Advisor as described in the applicable Prospectus, divided by the number of outstanding Class A Common Shares (the “Net Asset Value per share of Class A Common Stock”) to the holder of each Class A Common Share; (iii) the Net Asset Value per share of Class D Common Stock (as defined below) to the holder of each Class D Common Share; and (iv) the Net Asset Value per share of Class I Common Stock (as defined below) to the holder of each Class I Common Share, then such Assets, or the proceeds thereof, shall be distributed among the holders of Class T Common Shares, Class A Common Shares, Class D Common Shares and Class I Common Shares, ratably in the same proportion as the respective amounts that would be payable on such Class T Common Shares, Class A Common Shares, Class D Common Shares and Class I Common Shares if all amounts payable thereon were paid in full.

(5)          Voting Rights. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, each holder of a Class T Common Share shall vote together with the holders of all Class A Common Shares, Class D Common Shares and Class I Common Shares entitled to vote. The holders of Class T Common Shares shall have exclusive voting rights on any amendment to the Charter (including the terms of the Class T Common Shares set forth herein) that would alter only the contract rights of the Class T Common Shares and no holders of any other class or series of Shares shall be entitled to vote thereon. The holders of Class T Common Shares shall have no right to vote on any amendment to the Charter (including the terms of the Class A Common Shares) that would alter only the contract rights of the Class A Common Shares.

(6)          Selling Commissions. Each Class T Common Share issued in a Public Offering may be subject to an up-front Selling Commission which shall be calculated as a percentage of the purchase price for such Class T Common Share as described in the Prospectus.

(7)          Stockholder Servicing Fees. Each Class T Common Share issued in a Public Offering may be subject to a stockholder servicing fee which shall be calculated as a percentage of the Net Asset Value per share of Class T Common Stock as described in the Prospectus.

(8)          Dealer Manager Fee. Each Class T Common Share issued in a Public Offering may be subject to an up-front dealer manager fee which shall be calculated as a percentage of the purchase price for such Class T Common Share as described in the Prospectus.

(9)          Suitability. Until a Listing has occurred, a prospective purchaser of Class T Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

(10)        Conversion of Shares of Class T Common Stock. Each Class T Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class A Common Shares equal to the product of each Class T Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Share of Class T Common Stock (including any reduction for stockholder servicing fees on the Class T Common Shares as described in the applicable Prospectus) and the denominator of which is the Net Asset Value per share of Class A Common Stock (the “Class T Conversion Rate”) (the Net Asset Value per Share of Class T Common Stock on the date of the first conversion shall be equal to the Net Asset Value per Share of Class T Common Stock on that same date), on the earlier of (a) a Listing; (b) a merger or consolidation of the Corporation with or into another entity, any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which holders of Class T Common Shares receive cash and/or securities that are listed on a national securities exchange; (c) the end of the month in which the Dealer Manager determines that Total Corporation-Level Underwriting Compensation paid in the Offering is equal to 10.0% of the Gross Proceeds of the Offering from the sale of Class T Common Shares, Class A Common Shares, Class D Common Shares, Class I Common Shares and any other Shares; and (d) the end of the month in which Total Account-Level Underwriting Compensation would be in excess of (i) 8.5% of the total gross investment amount in Class T Common Shares determined at the time of the most recent purchase of the Class T Common Shares held in such account or (ii) a lower limit, provided that, in the case of a lower limit, (x) the agreement between the Dealer Manager and the Soliciting Dealer in effect at the time Class T Common Shares were first issued to such account sets forth the lower limit and (y) the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing. As used herein, (a) the term “Total Corporation-Level Underwriting Compensation” shall mean all underwriting compensation pursuant to FINRA Rule 2310 paid with respect to an Offering from all sources, including without limitation dealer manager fees, stockholder servicing fees, distribution fees and Selling Commissions and (b) the term “Total Account-Level Underwriting Compensation” shall mean all underwriting compensation pursuant to FINRA Rule 2310, including without limitation dealer manager fees, Selling Commissions and stockholder servicing fees, paid by the Corporation or on behalf of the Corporation to the Dealer Manager or Soliciting Dealers with respect to the Class T Common Shares held in a particular Stockholder’s account.

Class D Common Stock

(11)        Designation and Number. A class of Shares, designated as “Class D Common Stock” (the “Class D Common Shares”) is hereby established. The number of authorized Class D Common Shares shall be 250,000,000. Except as set forth in Sections 12 through 19 below, the Class D Common Shares shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class A Common Shares and all provisions of the Charter applicable to the Class A Common Shares, including, without limitation, the provisions of Articles V and VI, shall apply to the Class D Common Shares.

(12)        Rank. Class D Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class T Common Shares, Class I Common Shares, and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class D Common Shares.

(13)        Distributions. Distributions shall be made with respect to the Class D Common Shares at the same time as those made with respect to the Class A Common Shares, Class T Common Shares and Class I Common Shares. The per share amount of any Distribution with respect to the Class D Common Shares shall be determined as described in the most recent Prospectus relating to a Public Offering.

(14)        Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Distribution of the Assets of the Corporation, the holder of each Class D Common Share shall be entitled to be paid, out of the Assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class D Common Shares, calculated by the Advisor as described in the applicable Prospectus, divided by the number of outstanding Class D Common Shares (the “Net Asset Value per share of Class D Common Stock”). If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available Assets of the Corporation, or proceeds thereof, distributable among the Stockholders shall be insufficient to pay in full liquidation payments equal to (i) the Net Asset Value per share of Class D Common Stock to the holder of each Class D Common Share, (ii) the Net Asset Value per share of Class A Common Stock to the holder of each Class A Common Share; (iii) the Net Asset Value per share of Class T Common Stock to the holder of each Class T Common Share; and (iv) the Net Asset Value per share of Class I Common Stock to the holder of each Class I Common Share, then such Assets, or the proceeds thereof, shall be distributed among the holders of Class D Common Shares, Class A Common Shares, Class T Common Shares and Class I Common Shares, ratably in the same proportion as the respective amounts that would be payable on such Class D Common Shares, Class A Common Shares, Class T Common Shares and Class I Common Shares if all amounts payable thereon were paid in full.

(15)        Voting Rights. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, each holder of a Class D Common Share shall vote together with the holders of all Class A Common Shares, Class T Common Shares and Class I Common Shares entitled to vote. The holders of Class D Common Shares shall have exclusive voting rights on any amendment to the Charter (including the terms of the Class D Common Shares set forth herein) that would alter only the contract rights of the Class D Common Shares and no holders of any other class or series of Shares shall be entitled to vote thereon. The holders of Class D Common Shares shall have no right to vote on any amendment to the Charter (including the terms of the Class A Common Shares) that would alter only the contract rights of the Class A Common Shares.

(16)        Selling Commissions. Each Class D Common Share issued in a Public Offering may be subject to an up-front Selling Commission which shall be calculated as a percentage of the purchase price for such Class D Common Share as described in the Prospectus.

(17)        Stockholder Servicing Fees. Each Class D Common Share issued in a Public Offering may be subject to a stockholder servicing fee which shall be calculated as a percentage of the Net Asset Value per share of Class D Common Stock as described in the Prospectus.

(18)        Suitability. Until a Listing has occurred, a prospective purchaser of Class D Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

(19)        Conversion of Shares of Class D Common Stock. Each Class D Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class A Common Shares equal to the product of each Class D Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Share of Class D Common Stock (including any reduction for stockholder servicing fees on the Class D Common Shares as described in the applicable Prospectus ) and the denominator of which is the Net Asset Value per share of Class A Common Stock (the “Class D Conversion Rate”) (the Net Asset Value per Share of Class D Common Stock on the date of the first conversion shall be equal to the Net Asset Value per Share of Class D Common Stock on that same date), on the earlier of (a) a Listing; (b) a merger or consolidation of the Corporation with or into another entity, any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which holders of Class D Common Shares receive cash and/or securities that are listed on a national securities exchange; (c) the end of the month in which the Dealer Manager determines that Total Corporation-Level Underwriting Compensation paid in the Offering is equal to 10.0% of the Gross Proceeds of the Offering from the sale of Class D Common Shares, Class A Common Shares, Class T Common Shares, Class I Common Shares and any other Shares; and (d) the end of the month in which the trailer stockholder servicing fee as described in the Prospectus would be in excess of (i) 2.5% of the total gross investment amount in Class D Common Shares determined at the time of the most recent purchase of the Class D Common Shares held in such account or (ii) a lower limit, provided that, in the case of a lower limit, (x) the agreement between the Dealer Manager and the Soliciting Dealer in effect at the time Class D Common Shares were first issued to such account sets forth the lower limit and (y) the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing.

Class I Common Stock

(20)        Designation and Number. A class of Shares, designated as “Class I Common Stock” (the “Class I Common Shares”) is hereby established. The number of authorized Class I Common Shares shall be 250,000,000. Except as set forth in Sections 21 through 26 below, the Class I Common Shares shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class A Common Shares and all provisions of the Charter applicable to the Class A Common Shares, including, without limitation, the provisions of Articles V and VI, shall apply to the Class I Common Shares.

(21)        Rank. Class I Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class T Common Shares, Class D Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class I Common Shares.

(22)        Distributions. Distributions shall be made with respect to the Class I Common Shares at the same time as those made with respect to the Class A Common Shares, Class T Common Shares and Class D Common Shares. The per share amount of any Distribution with respect to the Class I Common Shares shall be determined as described in the most recent Prospectus relating to a Public Offering.

(23)        Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Distribution of the Assets of the Corporation, the holder of each Class I Common Share shall be entitled to be paid, out of the Assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class I Common Shares, calculated by the Advisor as described in the applicable Prospectus, divided by the number of outstanding Class I Common Shares (the “Net Asset Value per share of Class I Common Stock”). If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available Assets of the Corporation, or proceeds thereof, distributable among the Stockholders shall be insufficient to pay in full liquidation payments equal to (i) the Net Asset Value per share of Class I Common Stock to the holder of each Class I Common Share, (ii) the Net Asset Value per share of Class A Common Stock to the holder of each Class A Common Share; (iii) the Net Asset Value per share of Class T Common Stock to the holder of each Class T Common Share; and (iv) the Net Asset Value per share of Class D Common Stock to the holder of each Class D Common Share, then such Assets, or the proceeds thereof, shall be distributed among the holders of Class I Common Shares, Class A Common Shares, Class T Common Shares and Class D Common Shares, ratably in the same proportion as the respective amounts that would be payable on such Class I Common Shares, Class A Common Shares, Class T Common Shares and Class D Common Shares if all amounts payable thereon were paid in full.

(24)        Voting Rights. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, each holder of a Class I Common Share shall vote together with the holders of all Class A Common Shares, Class T Common Shares and Class D Common Shares entitled to vote. The holders of Class I Common Shares shall have exclusive voting rights on any amendment to the Charter (including the terms of the Class I Common Shares set forth herein) that would alter only the contract rights of the Class I Common Shares and no holders of any other class or series of Shares shall be entitled to vote thereon. The holders of Class I Common Shares shall have no right to vote on any amendment to the Charter (including the terms of the Class A Common Shares) that would alter only the contract rights of the Class A Common Shares.

(25)        Suitability. Until a Listing has occurred, a prospective purchaser of Class I Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

(26)        Conversion of Shares of Class I Common Stock. Each Class I Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class A Common Shares equal to the product of each Class I Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Share of Class I Common Stock and the denominator of which is the Net Asset Value per share of Class A Common Stock (the “Class I Conversion Rate”) (the Net Asset Value per Share of Class I Common Stock on the date of the first conversion shall be equal to the Net Asset Value per Share of Class I Common Stock on that same date), on the earlier of (a) a Listing; (b) a merger or consolidation of the Corporation with or into another entity, any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which holders of Class I Common Shares receive cash and/or securities that are listed on a national securities exchange; and (c) the end of the month in which the Dealer Manager determines that Total Corporation- Level Underwriting Compensation paid in the Offering is equal to 10.0% of the gross proceeds of the Offering from the sale of Class A Common Shares, Class T Common Shares, Class D Common Shares, Class I Common Stock and any other Shares.

SECOND: Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 1,100,000,000 Shares, consisting of 1,000,000,000 share of Class A Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share, having an aggregate par value of $11,000,000.

THIRD: As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 1,100,000,000, consisting of 250,000,000 shares of Class A Common Stock, $0.01 par value per share, 250,000,000 shares of Class T Common Stock, $0.01 par value per share, 250,000,000 shares of Class D Common Stock, $0.01 par value per share, 250,000,000 shares of Class I Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share, having an aggregate par value of $11,000,000.

FOURTH: The shares of Class T Common Stock, Class D Common Stock and Class I Common Stock have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Financial Officer on this 12th day of June, 2017.

ATTEST:		MOODY NATIONAL REIT II, INC.

By:	/s/ Robert W. Engel	By:	/s/ Brett C. Moody	(SEAL)
	Robert W. Engel		Brett C. Moody
	Chief Financial Officer		Chief Executive Officer and President